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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Post Effective Amendment No. 10 to this Registration Statement under the Securities Act of 1933 on Form N-4 (File No. 33-28455, 33-9960, 2-93435) in Part B of the Registration Statement of (i) our report which includes an adverse opinion as to generally accepted accounting principles and an unqualified opinion as to statutory accounting practices prescribed or permitted by the Insurance Department of the State of Delaware, dated February 23, 1996, except for the information in the second paragraph of
Note 1 "Basis of Presentation" for which the date is February 25, 1997, on our audit of the statutory financial statements of North American Security Life Insurance Company and (ii) our report dated February 23, 1996, on our audit of the financial statements of NASL Variable Account. We also consent to the reference to our firm under the caption "Independent Auditors."



                                                COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
April 25, 1997